UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2017

CRISPR THERAPEUTICS AG

(Exact Name of Company as Specified in Charter)

Switzerland	001-37923	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Aeschenvorstadt 36

4051 Basel

Switzerland

+41 61 228 7800

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01 Other Events.

On April 26, 2017, CRISPR Therapeutics AG (“CRISPR”) and Intellia Therapeutics, Inc. (“Intellia”) announced the expected issuance of a U.S. patent for CRISPR/Cas9 ribonucleoprotein complexes, to which CRISPR acquired certain rights as a result of a cross-option and license agreement with Intellia completed in connection with the global agreement on foundational intellectual property for CRISPR/Cas9 gene editing that both companies jointly announced with the co-owners, licensors and another licensee, on December 16, 2016. Under the cross-option and license agreement, CRISPR has a royalty-free worldwide sublicense to Intellia’s rights to certain intellectual property of Vilnius University. Intellia and CRISPR are nonexclusive sublicensees for a field of human therapeutic, prophylactic, and palliative uses (including companion diagnostics), excluding anti-fungal and anti-microbial applications. The Vilnius patent claims are directed to CRISPR/Cas9 complexes assembled in vitro and used for site-specific modification of target DNA sequences. The patent is expected to issue to Vilnius on May 2, 2017 as U.S. Patent No. 9,637,739. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits shall be deemed to be furnished, and not filed:

Exhibit No.	Description

99.1	Press Release, dated April 26, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRISPR THERAPEUTICS AG

Date: April 27, 2017	By:	/s/ Samarth Kulkarni, Ph.D.

Samarth Kulkarni, Ph.D. Chief Business Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated April 26, 2017.